UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

100 S. Independence Mall West Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(215) 592-3687
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on March 10, 2016, by mutual agreement, Thomas Macphee resigned as Chief Executive Officer and as a member of the board of directors (the “Board”) of AgroFresh Solutions, Inc. (the “Company”), effective immediately. In addition, Stan Howell, the Company’s President, has agreed that he will resign from such position effective on April 30, 2016.

Also effective on March 10, 2016, the Board appointed Nance Dicciani, the Chair of the Board, and Stephen Trevor, a member of the Board, as co-members of a newly-created Office of the Chair, to assume the duties and responsibilities of chief executive officer and president on an interim basis until a permanent chief executive officer and president is hired.

Ms. Dicciani, age 68, joined the Board upon the consummation of the Company’s business combination with The Dow Chemical Company on July 31, 2015 (the “Business Combination”), and was appointed chair of the Board on August 13, 2015. Ms. Dicciani is the retired President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company), a position she held from 2001 to 2008. Ms. Dicciani currently is a member of the boards of directors of Praxair, Inc. (since 2008), Halliburton Company (since 2009) and LyondellBasell Industries N.V. (since 2013), and is a former director of Rockwood Holdings, Inc. (2008-2014).

Mr. Trevor, age 52, has served as a member of the Board since the Company’s inception in October 2013. From the Company’s inception until the consummation of the Business Combination on July 31, 2015, he also served as the Company’s President, Chief Executive Officer and Secretary. Since February 2012, Mr. Trevor has served as a portfolio manager at Avenue Capital Group focused on private debt, private equity and distressed for control investments. From 2007 to 2010, Mr. Trevor held various leadership roles at Morgan Stanley, including co-head of Merchant Banking and Private Equity, global co-head of Investment Management and member of Morgan Stanley’s management and risk committees. Prior to Morgan Stanley, Mr. Trevor was a partner and managing director in the Principal Investment Area in Goldman Sachs. Mr. Trevor has served on the boards of directors of various companies, including Berry Plastics Corporation, Capmark Financial Group, Cobalt International Energy, L.P., Cognis, Deutsche Kabel, Messer Griesheim Holding and Wincor Nixdorf.

In connection with his resignation, on March 11, 2016, Mr. Macphee entered into a separation agreement and release with the Company (the “Macphee Separation Agreement”), providing for severance benefits substantially the same as those provided for in Mr. Macphee’s employment agreement with the Company covering a termination by the Company without “Cause.” In particular, following a revocation period provided for by the Macphee Separation Agreement, Mr. Macphee will be entitled to receive (i) a severance payment of $1,000,000, payable in equal installments over a 12-month period, (ii) a pro rata portion of his annual bonus earned for 2016, if any, based on the portion of 2016 during which Mr. Macphee was employed by the Company, and (iii) a lump sum cash payment equal to the cost of Mr. Macphee’s and any dependents’ COBRA coverage costs to continue in the Company’s health plan for 18 months following separation from employment. The Macphee Separation Agreement provides that the options to purchase shares of common stock previously granted to Mr. Macphee will be canceled and forfeited to the Company and, consistent with the terms of Mr. Macphee’s employment agreement and restricted stock agreement with the Company, the 171,875 restricted shares of common stock previously granted to him will be fully vested. The Macphee Separation Agreement contains customary confidentiality provisions and a release of claims, as well as an acknowledgment of Mr. Macphee’s existing non-competition and non-solicitation obligations, pursuant to his employment agreement with the Company.

Effective on March 15, 2016, Mr. Howell entered into a separation agreement and release with the Company (the “Howell Separation Agreement”), pursuant to which Mr. Howell will resign from the Company as of April 30, 2016. Following a revocation period provided for by the Howell Separation Agreement, Mr. Howell will be entitled to receive (i) a severance payment in the amount of 1.5 times his current base salary, payable in equal installments over a 12-month period, (ii) the annual bonus earned by Mr. Howell for 2015 (to the extent not previously paid), (iii) a pro rata portion of his annual bonus earned for 2016, if any, based on the portion of the year during which Mr. Howell is employed by the Company, and (iv) an amount equal to the difference between the premium paid for any COBRA coverage elected by Mr. Howell and the premium charged by the Company to an active employee for comparable coverage, for up to a 12-month period. The Howell Separation Agreement provides that all of the options and shares of restricted stock previously granted to Mr. Howell will be cancelled and forfeited to the Company, except that if the compensation committee of the Board determines that all or a portion of other employees’ restricted stock granted in 2015 will vest as a result of the Company’s 2015 financial performance, the committee will consider vesting a portion of Mr. Howell’s restricted shares (up to a maximum of 28,646 shares). The Howell Separation Agreement contains customary confidentiality provisions and a release of claims, as well as non-competition and non-solicitation covenants applicable for a period of 12 months following Mr. Howell’s termination of employment.

The foregoing descriptions of the Macphee Separation Agreement and the Howell Separation Agreement are only summaries, do not purport to be complete, and are qualified in their entireties by reference to the full agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The Company issued a press release regarding the management changes described above on March 11, 2016. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Separation Agreement and Release between the Company and Thomas Macphee.
10.2	Separation Agreement and Release between the Company and Stan Howell.

99.1	Press Release issued by the Company on March 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 16, 2016

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Separation Agreement and Release between the Company and Thomas Macphee.
10.2	Separation Agreement and Release between the Company and Stan Howell.
99.1	Press Release issued by the Company on March 11, 2016.